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                                                                    EXHIBIT 5.1



July 3, 1997




Board of Directors
Cardinal Realty Services, Inc.
6954 Americana Parkway
Reynoldsburg, Ohio  43068

Gentlemen:

         Cardinal Realty Services, Inc., an Ohio corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") with respect to 435,123 shares (the "Shares") of the Company's common stock, without par value (the "Common Stock"), to be issued from time to time pursuant to the Amended and Restated 1992 Incentive Equity Plan of Cardinal Realty Services, Inc. (the "Incentive Equity Plan"), the Non-Employee Director Restricted Stock Plan ("Director Plan"), Employment Agreements and Award Agreements between the Company and each of Messrs. Bartling, Thompson, Selid and Alexander and Leslie Fox identified in the Registration Statement (the "Employment Agreements"), the Supplemental Letter to the Employment Agreement of Patrick M. Holder, between the Company and Mr. Holder identified in the Registration Statement (the "Letter Agreement"), the Restricted Stock Award Agreements between the Company and Joseph E. Madigan identified in the Registration Statement and the Award Agreements between the Company and Mr. Koegler and Ms. Souder identified in the Registration Statement (the "Award Agreements"). Capitalized terms not defined in this letter have the meanings given to them in the Registration Statement.

     You have requested our opinion in connection with the Company's filing of the Registration Statement. In this connection, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions expressed in this letter, including, without limitation, the Company's Restated Articles of Incorporation, and the Registration Statement.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.



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         We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Ohio.

         We have assumed the Company will remain in good standing as an Ohio corporation at all times when shares of Common Stock are issued pursuant to terms of the Incentive Equity Plan, the Director Plan, the Employment Agreements, the Letter Agreement and the Award Agreements.

         On the basis of and in reliance on the foregoing, we are of the opinion that:

         (1) The Shares of the Common Stock to be issued pursuant to the Incentive Equity Plan, the Director Plan, the Employment Agreements, the Letter Agreement and the Award Agreements, respectively, when and if issued in accordance with the terms of the Incentive Equity Plan, the Director Plan, the Employment Agreements, the Letter Agreement and the Award Agreements, respectively will be legally issued, fully paid and nonassessable.

         (2) The Shares of the Common Stock received pursuant to the Incentive Equity Plan, the Director Plan, the Employment Agreements, the Letter Agreement and the Award Agreements, respectively have been legally issued and are fully paid and nonassessable.

         The opinion in this letter is rendered only to the Company in connection with the filing of the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. The opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

                                                    Very truly yours,

                                                /s/ BENESCH, FRIEDLANDER,
                                                    COPLAN & ARONOFF LLP
                                                -----------------------------
                                                    BENESCH, FRIEDLANDER,
                                                    COPLAN & ARONOFF LLP